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                                                                   EXHIBIT 23.1

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

  We consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-21643, No. 333-21373, No. 333-21375, No. 333-21371, and
No. 333-21377) of GranCare, Inc., pertaining to various option, warrants, and restricted shares agreements/plans, of our report dated February 25, 1997, except for Note 13 as to which the date is March 6, 1997, with respect to the consolidated financial statements and schedule of GranCare, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 1996.

                                          Ernst & Young LLP

Atlanta, Georgia
May 8, 1997